Exhibit 99.1

News Release

Novelis Reports First Quarter of Fiscal Year 2016 Results
Global automotive production surges to meet growing customer demand

First Quarter Fiscal Year 2016 Highlights

•	Net loss $60 million; excluding certain items, net income $24 million

•	Global FRP shipments of 768 kilotonnes in line with prior year

•	Adjusted EBITDA excluding metal price lag down 9 percent to $212 million

•	Record automotive shipments up 68 percent YoY reflects focus on premium product growth

ATLANTA, August 11, 2015 – Novelis, the world leader in aluminum rolling and recycling, today reported a net loss of $60 million for first quarter of fiscal year 2016.  Excluding certain tax-effected items, the company reported net income of $24 million in the first quarter of fiscal 2016 compared to $28 million in the first quarter of fiscal 2015.
Excluding the impact of non-operational metal price lag in both periods, Adjusted EBITDA was $212 million in the first quarter of fiscal 2016, down 9 percent compared to $233 million in the prior year. The decrease was primarily driven by higher costs associated with the start-up and support of new automotive finishing and recycling capacity, partially offset by favorable product mix due to a strategic shift to grow automotive shipments.
"We remain focused on the fundamentals of our manufacturing operations - growing our premium portfolio, managing costs and working capital, and driving operational excellence,” said Steve Fisher, President and Chief Executive Officer for Novelis. “The first two automotive sheet finishing lines at Oswego are ramping up production capacity to meet current market demand, including supply for the aluminum intensive 2015 Ford F-150. We will continue to increase production to fully utilize these lines and rationalize our cost base to increase profitability."
Shipments of rolled aluminum products totaled 768 kilotonnes in the first quarter of fiscal 2016, in line with the 770 kilotonnes reported in the prior year period.  Revenues decreased two percent to $2.6 billion for the first quarter of fiscal 2016 compared to $2.7 billion in fiscal 2015.  This sales decrease on flat shipments was primarily driven by lower average metal prices and local market premiums in the first quarter of fiscal year 2016.
Local market premiums have declined sharply over the past several months toward historical norms, causing a negative metal price lag effect on first quarter of fiscal 2016 results. Although the company uses derivatives contracts to minimize the price lag associated with LME base aluminum prices, it does not use derivative contracts for local market premiums, as these are not prevalent in the market. Adjusted EBITDA for the first quarter of fiscal 2016, including $85 million of negative metal price lag, was $127 million. While future aluminum prices and premiums are difficult to predict, at current levels the company does not expect negative metal lags of this magnitude to repeat.

(in $M)	Three Months Ended
	6/30/2015	6/30/2014
Free Cash Flow	$(425)	$(177)
Capital Expenditures	$129	$138

The company reported negative free cash flow of $425 million for the first quarter of fiscal 2016 as compared to negative $177 million in the first quarter of fiscal 2015. First quarter free cash flow is negative in both periods as a result of semi-annual bond interest payments and capital investments in maintenance and strategic growth projects. The decrease in cash flow compared to the prior year is primarily a result of lower EBITDA and higher working capital requirements as the company ramps up new assets. Despite negative first quarter free cash flow, the company expects working capital improvement, higher EBITDA and lower capital spending over the remaining quarters of fiscal 2016 to result in positive free cash flow for the full fiscal year.
As of June 30, 2015, the company reported liquidity of $1.2 billion.

First Quarter of Fiscal Year 2016 Earnings Conference Call
Novelis will discuss its first quarter of fiscal year 2016 results via a live webcast and conference call for investors at 8:00 a.m. ET on Tuesday, August 11, 2015. To view slides and listen only, visit the web at
https://cc.callinfo.com/r/1ca6b31w83oi7&eom. To join by telephone, dial toll-free in North America at 800 892 9785, India toll-free at 0008008521504 or the international toll line at +1 212 231 2935. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in 11 countries, has approximately 11,500 employees and reported $11.1 billion in revenue for its 2015 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. The company is a subsidiary of Hindalco Industries Limited, part of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us on Facebook at facebook.com/NovelisInc and Twitter at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrently with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA and Adjusted EBITDA excluding Metal Price Lag, Free Cash Flow, Reconciliation to Liquidity, Reconciliation to Net Income excluding Certain Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions.  Examples of forward looking statements in this news release are statements about the company's expectation for working capital improvement, higher EBITDA and lower capital spending over the remaining quarters of fiscal 2016 to result in positive free cash flow for the full fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive.  Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Neil Hirsch	Megan Cochard
+1 404 760 4465	+1 404 760 4170
neil.hirsch@novelis.com	megan.cochard@novelis.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions)

	Three Months Ended June 30,
	2015	2014

Net sales	$2,634	$2,680
Cost of goods sold (exclusive of depreciation and amortization)	2,400	2,329
Selling, general and administrative expenses	100	108
Depreciation and amortization	87	89
Research and development expenses	13	12
Interest expense and amortization of debt issuance costs	80	81
Gain on assets held for sale	—	(11)
Loss on extinguishment of debt	13	—
Restructuring and impairment, net	15	6
Equity in net loss of non-consolidated affiliates	1	2
Other (income) expense, net	(30)	5
	2,679	2,621
(Loss) income before income taxes	(45)	59
Income tax provision	15	24
Net (loss) income	(60)	35
Net income attributable to noncontrolling interests	—	—
Net (loss) income attributable to our common shareholder	$(60)	$35

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except number of shares)

	June 30, 2015	March 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$456	$628
Accounts receivable, net
— third parties (net of uncollectible accounts of $3 as of June 30, 2015 and March 31, 2015)	1,430	1,289
— related parties	55	53
Inventories	1,526	1,431
Prepaid expenses and other current assets	130	112
Fair value of derivative instruments	128	77
Deferred income tax assets	50	79
Assets held for sale	5	6
Total current assets	3,780	3,675
Property, plant and equipment, net	3,554	3,542
Goodwill	607	607
Intangible assets, net	580	584
Investment in and advances to non–consolidated affiliate	464	447
Deferred income tax assets	111	95
Other long–term assets
— third parties	125	137
— related parties	17	15
Total assets	$9,238	$9,102
LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Current portion of long–term debt	$107	$108
Short–term borrowings	1,021	846
Accounts payable
— third parties	1,817	1,854
— related parties	46	44
Fair value of derivative instruments	128	149
Accrued expenses and other current liabilities	506	572
Deferred income tax liabilities	18	20
Total current liabilities	3,643	3,593
Long–term debt, net of current portion	4,434	4,349
Deferred income tax liabilities	256	261
Accrued postretirement benefits	766	748
Other long–term liabilities	204	221
Total liabilities	9,303	9,172
Commitments and contingencies
Shareholder’s deficit
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of June 30, 2015 and March 31, 2015	—	—
Additional paid–in capital	1,404	1,404
Accumulated deficit	(985)	(925)
Accumulated other comprehensive loss	(494)	(561)
Total deficit of our common shareholder	(75)	(82)
Noncontrolling interests	10	12
Total deficit	(65)	(70)
Total liabilities and deficit	$9,238	$9,102

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Three Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net (loss) income	$(60)	$35
Adjustments to determine net cash used in operating activities:
Depreciation and amortization	87	89
Gain on unrealized derivatives and other realized derivatives in investing activities, net	(32)	(8)
Gain on assets held for sale	—	(11)
Loss on sale of assets	1	1
Impairment charges	1	—
Loss on extinguishment of debt	13	—
Deferred income taxes	3	3
Amortization of fair value adjustments, net	3	3
Equity in net loss of non-consolidated affiliates	1	2
Gain on foreign exchange remeasurement of debt	(2)	—
Amortization of debt issuance costs and carrying value adjustments	5	6
Other, net	—	(1)
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(130)	(169)
Inventories	(75)	(116)
Accounts payable	(29)	245
Other current assets	(15)	(14)
Other current liabilities	(66)	(84)
Other noncurrent assets	12	(10)
Other noncurrent liabilities	(5)	5
Net cash used in operating activities	(288)	(24)
INVESTING ACTIVITIES
Capital expenditures	(129)	(138)
Proceeds from sales of assets, third party, net of transaction fees and hedging	—	34
Outflows from investments in and advances to non-consolidated affiliates, net	(1)	(16)
(Outflows) proceeds from settlement of other undesignated derivative instruments, net	(7)	1
Net cash used in investing activities	(137)	(119)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	139	105
Principal payments of long-term and short-term borrowings	(68)	(53)
Revolving credit facilities and other, net	182	166
Return of capital to our common shareholder	—	(250)
Debt issuance costs	(10)	—
Net cash provided by (used in) financing activities	243	(32)
Net decrease in cash and cash equivalents	(182)	(175)
Effect of exchange rate changes on cash	10	3
Cash and cash equivalents — beginning of period	628	509
Cash and cash equivalents — end of period	$456	$337

Reconciliation from Net (Loss) Income Attributable to our Common Shareholder to Adjusted EBITDA, and Adjusted EBITDA excluding Metal Price Lag (unaudited)
Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. To better analyze underlying operational results, the following table also shows Adjusted EBITDA to Adjusted EBITDA excluding the impact of non-operational Metal Price Lag. On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag.

(in millions)	Three Months Ended June 30,
	2015	2014
Net (loss) income attributable to our common shareholder	$(60)	$35
Income tax provision	(15)	(24)
Interest, net	(78)	(80)
Depreciation and amortization	(87)	(89)
EBITDA	120	228

Unrealized gains on change in fair value of derivative instruments, net	35	1
Realized gains (losses) on derivative instruments not included in segment income	1	(1)
Adjustment to eliminate proportional consolidation	(7)	(8)
Loss on sale of fixed assets	(1)	(1)
Gain on assets held for sale	—	11
Loss on extinguishment of debt	(13)	—
Restructuring and impairment, net	(15)	(6)
Other expense, net	(7)	(3)
Adjusted EBITDA	$127	$235

Metal price lag	(85)	2
Adjusted EBITDA excluding metal price lag	$212	$233

Free Cash Flow and Cash and Cash Equivalents (unaudited)
The following table shows the “Free cash flow” for the three months ended June 30, 2015 and 2014 and the ending balances of cash and cash equivalents (in millions).

	Three Months Ended June 30,
	2015	2014
Net cash used in operating activities	$(288)	$(24)
Net cash used in investing activities	(137)	(119)
Less: Proceeds from sales of assets, net of transaction fees and hedging	—	(34)
Free cash flow	$(425)	$(177)
Ending cash and cash equivalents	$456	$337

Total Liquidity (unaudited)
The following table shows available liquidity as of June 30, 2015 and March 31, 2015 (in millions).

	June 30,	March 31,
	2015	2015
Cash and cash equivalents	$456	$628
Availability under committed credit facilities	708	510
Total liquidity	$1,164	$1,138

Reconciliation of Net (Loss) Income to Net Income, excluding Certain Items (unaudited)
The following table shows Net Income attributable to our common shareholder excluding certain items (in millions). We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended June 30,
	2015	2014
Net (loss) income attributable to our common shareholder	$(60)	$35
Certain Items:
Gain on assets held for sale	—	(11)
Loss on extinguishment of debt	13	—
Metal price lag	85	(2)
Restructuring and impairment, net	15	6
Tax effect on Certain Items	(29)	—
Net income attributable to our common shareholder, excluding certain items	$24	$28

Segment Information (unaudited)
The following table shows selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended June 30, 2015	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$42	$(9)	$36	$59	$(1)	$127
Metal price lag	(27)	(54)	(3)	(1)	—	(85)
Adjusted EBITDA excluding metal price lag	69	45	39	60	(1)	212

Shipments
Rolled products - third party	261	231	182	94	—	768
Rolled products - intersegment	—	21	11	13	(45)	—
Total rolled products	261	252	193	107	(45)	768

Selected Operating Results Three Months Ended June 30, 2014	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$64	$79	$37	$55	$—	$235
Metal price lag	(1)	5	—	(2)	—	2
Adjusted EBITDA excluding metal price lag	65	74	37	57	—	233

Shipments
Rolled products - third party	248	235	178	109	—	770
Rolled products - intersegment	1	11	10	5	(27)	—
Total rolled products	249	246	188	114	(27)	770